Software License
and
Network Access Agreement

This Software License and Network Access Agreement ("Agreement") is executed and entered into this 9 day of March, 2001, by and between Direct Access Financial Corporation, an Nevada Corporation ("DAFC") with a place of business at P.O. Box 700775 Dallas, Texas 75370, and SE Global Equities Inc., a Cayman Island Incorporated Company ("Licensee") with a place of business at #5507 - 99 Queen's Road Central, Hong Kong.

DAFC licenses and/or sublicenses software that provides, among other functions, (1) electronic message functions in the form of order entry and order routing; and (2) functions to receive, access and/or display market information consisting of securities and commodity prices, other information and other data (collectively "DAFC Data") that is provided by certain stock exchanges, commodity exchanges, news and other information sources (collectively "Sources"). Licensee desires to be granted a license and/or sublicense to use the machine readable version of the software selected by Licensee as identified in Schedule A attached, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, and in consideration of the terms and conditions set forth below, DAFC and Licensee agree as follows:

1. TERM OF AGREEMENT. The term of this Agreement shall be for a minimum term as described on Schedule A ("Minimum Term") commencing on the Effective Date (as defined below). Thereafter the term of this Agreement shall automatically renew on a month to month basis, provided the Agreement has not been earlier terminated as provided below, or by DAFC or Licensee providing written notice of termination to the other no less than the number of days set forth in Schedule A before the end of the then-current term. Regardless of the length of the Minimum Term, the term in all cases shall end on the last day of the calendar month. "Effective Date" means the date on which this Agreement is accepted by DAFC and set forth at the beginning of this Agreement.

2. LIMITED LICENSE.

(a) Grant of License. DAFC grants to Licensee, and Licensee accepts for the term of this Agreement, a personal, non-exclusive, non-transferable license for: (i) Licensee, and/or (ii) the number of users under Licensee's authorization and control ("Authorized Users"), in accordance with the terms of this Agreement, to: (1) use the machine readable version of the software selected by Licensee as identified in Schedule A and any corresponding user manual(s) or other user documentation (collectively "Licensed Product") solely for Licensee's own internal business use within the United States, its territories and possessions ("Territory") or territories stated in the Schedule A; and (2) use the Licensed Product to access DAFC's network for electronic message routing ("DAFC Network").

(b) License Restrictions. Licensee shall not copy, in whole or in part, the Licensed Product, except that Licensee has limited permission to make one (1) copy of the Licensed Product for archival or emergency backup purposes, provided that such copy shall be subject to the terms of this Agreement and shall bear the appropriate trademarks, copyright notices and other proprietary and confidentiality notices contained in versions of the Licensed Product licensed by DAFC under this Agreement. Except as expressly provided in this Agreement, Licensee and any Authorized User shall: (i) not use, copy, translate, modify, adapt, reverse compile, disassemble, reverse engineer or transfer the Licensed Product, in whole or in part; (ii) prohibit unauthorized disclosure or copying of the Licensed Product; and (iii) not use the Licensed Product to provide timeshare services, service bureau services, outsourcing services or consulting services, or for any unlawful purpose. Licensee shall be responsible and liable to DAFC and any third party for any use, display or access of the Licensed Product through use of Licensee's access granted under this Agreement by any person or entity who is not a party to or covered by this Agreement, including, without limitation, any direct or indirect use or access, whether authorized or unauthorized by Licensee and its Authorized Users.

3. DAFC NETWORK ACCESS

(a) Limited Access. Licensee acknowledges and agrees that the Licensed Product may provide access to the DAFC Network for routing electronic messages to certain destinations designated by Licensee (collectively, " Destinations") and with which Licensee has an existing contractual relationship. These Destinations are not owned, controlled, operated, managed, monitored or overseen by DAFC and/or its licensors. Licensee is solely responsible for obtaining, entering into and submitting to each Destination all forms and agreements required by each Destination. Licensee may be required to submit to DAFC written proof of Licensee's authorization from each such Destination prior to DAFC routing electronic messages to each Destination. Licensee shall be solely responsible and liable for and shall pay any fees or charges of the Destinations.

(b) Restrictions. Licensee shall not furnish or otherwise permit or provide the Licensed Product to access the DAFC Network to any entity or to any individual that is not an Authorized User. Licensee shall comply with all reasonable security specifications or requirements in order to prevent the DAFC Network from being improperly used or accessed or the information and data from being improperly taken from any of Licensee's places of business. Licensee and its Authorized Users shall not interfere with or disrupt the operations of the DAFC Network. Licensee shall ensure that Authorized Users comply with this Agreement and Licensee shall be responsible to DAFC and any third party for any acts or omissions of the Authorized Users, including, without limitation, failure of any Authorized User to comply with the Terms of this Agreement and shall ensure that only Authorized Users have access to the Licensed Product and DAFC Network. DAFC shall have the right to require Licensee to restrict or deny the access to the DAFC Network of any Authorized Users who are not in compliance with this Agreement.

(c) Change in DAFC Network Access. Licensee acknowledges and agrees that nothing in this Agreement constitutes an undertaking by DAFC to provide access to DAFC Network in the present form or under the current specifications, requirements, with the current software interface or to continue to use existing communications providers. DAFC, in its sole discretion or at the discretion of a third party, including but not limited to, DAFC's third party communications and/or software providers and licensors (collectively "Sources") or Regulatory Authorities, may from time to time make additions to, deletions from, or modifications to, the DAFC Network. DAFC shall make reasonable efforts to notify Licensee of changes in the DAFC Network, (other than minor changes) prior to any such change(s), unless a malfunction necessitates modifications on an accelerated basis or an emergency precludes such advance notice or a shorter time period is required pursuant to an order or other action of a court, arbitrator or Regulatory Authority. Access to or use of the DAFC Network or Sources after any change shall constitute acceptance of the DAFC Network or Sources as modified.

(d) Access Requirements. Licensee shall be responsible for providing all equipment, connection and telecommunications requirements for accessing the DAFC Network through the Licensed Product, including for any frame relay access or Internet access approved by DAFC.

4. OWNERSHIP RIGHTS RESERVED. No title or ownership of intellectual property rights in and to Licensed Product or the DAFC Network or any copy, translation, compilation or other derivative works are transferred to Licensee or any third party hereunder. Licensee agrees that unauthorized copies or disclosure of the Licensed Product and other intellectual property of DAFC or the Sources will cause great damage to DAFC and/or the Sources, which damage far exceeds the value of the copies of information involved. Licensee shall not assign, pledge, encumber, sell or otherwise transfer to any third party its license to use the Licensed Product or the DAFC Network, or any rights of Licensee under this Agreement. Licensee shall keep its license to use the Licensed Product and to use the Licensed Product to access the DAFC Network and other property of DAFC and/or the Sources free and clear of any and all liens, levies and encumbrances.

5. FEES.

(a) Licensee shall pay to DAFC the following on a monthly basis:

(i) User Fee. Licensee shall pay to DAFC the monthly user fee ("User Fee") set forth on Schedule A.

(ii) Order Routing Fees. Licensee shall pay to DAFC the monthly order routing fees ("Order Routing Fees") set forth on Schedule A for electronic messages routed on a monthly basis. If a minimum Order Routing Fee is set forth on Schedule A ("Minimum Fee"), Licensee shall be responsible for the payment to DAFC of the higher of the Minimum Fee or the actual Order Routing Fees incurred on a monthly basis. DAFC will use reasonable efforts to produce electronic message reports as a basis for billing Order Routing Fees. Should electronic message reports not be available for whatever reason, Licensee shall be required to produce acceptable reports from other sources, including the Destinations.

(b) Changes In Fees. DAFC may change any and all fees and charges, including, without limitation, the User Fee, Order Routing Fees and the Minimum Fee, at any time and from time to time upon notice to Licensee, no less than the number of days set forth in Schedule A, and such fees and charges as changed shall be effective as of the next billing cycle unless Licensee terminates this Agreement upon written notice to DAFC.

(c) Taxes. All fees and charges, including User Fees, Order Routing Fees and the Minimum Fee, are exclusive of any applicable taxes or assessments imposed by or pursuant to any governmental body or subdivision thereof on the services and transactions hereunder (collectively "Taxes"), except for any federal, state or local income taxes, if any, imposed on DAFC. Licensee shall always remain liable for and shall pay all Taxes with respect to the services and transactions hereunder, as and when notified.

6. PAYMENT TERMS. DAFC will invoice Licensee on a monthly basis for Order Routing Fees, the User Fee, the Minimum Fee and other fees and charges as set forth on Schedule A. Licensee shall remit payment for each invoice within ten (10) calendar days of the date of each invoice or as otherwise specific on a fully signed Schedule A. Failure to pay any fees or other charges or amounts (including Taxes) due to DAFC under this Agreement shall be a breach of this Agreement (a "Failure to Pay"). Notwithstanding anything else contained in this Agreement, in the event of a Failure to Pay, DAFC may immediately terminate access to all or any of the Licensed Product and/or the DAFC Network in addition to all other remedies available to DAFC. Upon a Failure to Pay, DAFC may assess a late charge at a rate of two percent (2%) per month or the highest rate permitted by law, whichever is less, on all unpaid amounts from the due date until paid in full. Licensee shall pay all data vendor fees, exchange fees, communication fees, personal property taxes, sales or use taxes, SEC taxes, lease taxes, value-added taxes and other third-party charges with respect to all amounts that become due and owing under this Agreement. In cases in which DAFC is billed directly for the above fees and charges, such fees and charges shall be billed as pass throughs on Licensee's monthly invoice along with supporting documentation. Licensee shall pay all reasonable attorneys' fees and costs of collection incurred by DAFC in collecting any and all unpaid amounts hereunder.

7. CREDIT APPROVAL. Notwithstanding any other provision contained in this Agreement, DAFC shall have no obligation to perform under this Agreement unless and until: (a) DAFC has reviewed Licensee's credit history and approved Licensee in its sole discretion; and/or (b) Licensee pays to DAFC, and keeps in place, as and when requested by DAFC, during the term of this Agreement, a security deposit ("Deposit") to secure future payments to DAFC, which amount DAFC reserves the right to change upon notice to Licensee. Upon an increase in the amount of the Deposit requirement by DAFC, Licensee promptly shall pay the difference to DAFC. The Deposit may be applied to any amounts due and owing under this Agreement as DAFC deems appropriate. In the event the Deposit is applied to such outstanding amounts, Licensee shall promptly pay to DAFC any and all amount current and paid in full shall constitute a Failure to Pay. After termination or expiration or non-renewal of this Agreement, DAFC shall refund to Licensee the Deposit less any outstanding amounts due and owing DAFC at the time.

8. INSPECTION AND AUDIT RIGHTS. At all reasonable times during the term of this Agreement and for a period of six (6) months thereafter, DAFC and/or its representatives shall have the right, upon no less than twenty-four (24) hours notice to Licensee, to full and free access to the relevant files, computers and/or equipment of Licensee and the Authorized Users to audit and verify the number of Authorized Users and to inspect the use of the Licensed Product and/or DAFC Network by Licensee and the Authorized Users. Licensee shall cooperate fully with such verification and inspection. DAFC shall have the right to copy any item that Licensee may possess with such verification and inspection. DAFC shall have the right to copy any item that Licensee may possess with respect to a possible violation or breach of this Agreement and to remove any Licensed Product and/or access to the DAFC Network as a result of such violation or breach. Licensee will be liable for the reasonable costs of any audit (including, without limitation, reasonable accountants' and attorneys' fees and costs) that reveal a discrepancy in DAFC's favor of five percent (5%) or more of the amount of fees actually paid to DAFC for the then-current calendar month.

9. SUPPORTS AND MAINTENANCE

(a) Technical Support. DAFC shall provide by telephone or online, either directly or through a third party, reasonable technical support during hours announced from time to time by DAFC, Monday through Friday, excluding exchange trading holidays. Licensee shall designate an employee who is familiar with Licensee's local area network and hardware to serve as the single point of contact for obtaining technical support from DAFC. DAFC shall not be obligated to provide support to any other person. Licensee may change its single support contact upon notice to DAFC. On-site support or other Licensee-specific support may be provided to Licensee on a time-and-materials basis pursuant to a separate written agreement between Licensee and DAFC.

(b) Upgrades. Licensee shall receive normal maintenance upgrades of the Licensed Product during the term of this Agreement at no additional charge. Upgrades shall not include Licensed Product features and/or functionality that DAFC decides, in its sole discretion, to make generally available for a separate fee or charge.

(c) Limitations; Other. DAFC shall not be obligated to provide network advice or to provide technical support or maintenance upgrades for any version of the Licensed Product other than the then-current release version of the Licensed Product. Licensee shall not receive support or upgrades for use of the Licensed Product with hardware or software configurations not included in DAFC's then-current configuration list. DAFC shall have the right to change its support and maintenance at any time upon notice to Licensee.

10. LICENSEE'S RESPONSIBILITIES

(a) Licensee shall be solely responsible for its use and its Authorized Users' use of the Licensed Product and the DAFC Network and shall ensure that Licensee and all Authorized Users abide by and comply with this Agreement, the Regulatory Authorities, and all applicable provisions of federal and state laws, including securities laws, rules and regulations.

(b) During the term of this Agreement Licensee shall continue to be a member in good standing of the Regulatory Authorities of which Licensee is currently a member or subject to. Licensee shall notify DAFC in writing immediately of any request from any Regulatory Authorities to Licensee, whether in dispute or otherwise, to cease any and all securities business.

(c) Licensee shall be solely responsible for the contents, generation, release, termination, publication, management and oversight of any and all electronic messages, including, without limitation, orders placed, taken and/or submitted by Licensee and/or its Authorized Users, including, without limitation, the initiation and cancellation of any such orders and/or the opening and closing of any trading accounts. Licensee acknowledges that DAFC has no responsibility for or control over any initiation, generation, release, termination, publication, managing, monitoring, overseeing and/or canceling any such orders and that DAFC is not a registered broker dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services, which require licensing or registration with any Regulatory Authorities. Licensee shall at all times be solely responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions related to the use of Licensed Product or the DAFC Network.

(d) Licensee shall be solely responsible and liable for its Authorized Users' use of the DAFC Network and/or the Licensed Product and for any unauthorized use of the DAFC Network and/or the licensed Product. DAFC and the Sources assume no responsibility and shall not be liable to Licensee, Authorized Users, or any other user for any decision made or action taken in reliance upon the DAFC Network and/or the Licensed Product. All electronic messages, including orders or trades by Licensee and/or its Authorized Users and/or any other users are the sole exclusive responsibility of Licensee and/or its Authorized Users and/or any other users and are placed, taken and/or submitted at their sole risk and discretion. Licensee acknowledges that the DAFC Network and Licensed Product are not intended to provide legal, investment or tax advice and Licensee, and/or any Authorized Users, and any other user requiring such advice should consult professional advisors.

(e) In order for Licensee and its Authorized Users to access the Licensed Product known as InstaQuote™, Licensee acknowledges and agrees that: (a) Licensee and each Authorized User must be part to a current and valid DAFC Subscriber Agreement with DAFC or such other written user agreement approved by DAFC; (b) each Authorized User must have a current, valid and documented brokerage customer relationship with Licensee, if Licensee is a registered and licensed broker dealer, or if Licensee is not, then with a registered and licensed broker dealer; (c) Licensee or its broker dealer, as applicable, must have executed and entered into all forms and agreements required by any order routing destination, including any electronic trading network or electronic communications network, to which an electronic message is to be routed by DAFC through the DAFC Network utilizing InstaQuote; and (d) Licensee if it is a broker dealer, and if Licensee is not, then Licensee's broker dealer, just be in good standing with the SEC, the NASD, any self-regulatory securities organization or securities exchanges of which Licensee, its broker dealer and/or its Authorized users, as applicable, are members of or are subject to, or any other applicable regulatory authorities (collectively "Regulatory Authorities"). Subsections (a) through (c) above are hereafter collectively referred to as the "InstaQuote Conditions").

11. INDEMNITY

(a) By Licensee. Licensee agrees to defend, indemnify and hold DAFC, its affiliates, members, managers, officers, employees, representatives, agents, attorneys, successors, assigns, and the Sources, harmless from and against any and all claims, losses, damages, liabilities, obligations, judgments, cause of action, costs, charges, expenses and fees (including reasonable attorneys' fees and costs and such fees and/or penalties as any of the Sources may impose) arising out of: (a) any breach or alleged breach by Licensee or any Authorized User of this agreement; (b) any failure of Licensee or any Authorized User to comply with the requirements of, or obligations imposed by, any Regulatory Authorities or the Sources; or (c) any negligence, or willful or reckless actions or misconduct of the Licensee, any Authorized User or Licensee's employees or agents with respect to the use of the Licensed Product or the DAFC Network. DAFC reserves the right to select its own attorneys at Licensee's cost. This Section shall survive any termination or expiration and no-renewal of this Agreement.

(b) By DAFC. DAFC will indemnify, defend and hold Licensee harmless from and against any claim, suit or proceeding brought against Licensee alleging that the Licensed Product or Licensee's use of the Licensed Product constitutes a misappropriation of, or infringement upon, any United States of America patent or copyright of a third party, provided that (i) Licensee promptly notifies DAFC, in writing, of any such claim, suit or proceeding; (ii) DAFC has sole control of the investigation, defense and settlement of any such claim, suit or proceeding; and (iii) Licensee provides DAFC, upon DAFC's request, with all reasonable assistance in investigating, defending and settling any such claim, suit or proceeding. If the Licensed Product or any part thereof is held to infringe upon any United States of America patent or copyright of a third party, and Licensee's use of the Licensed Product is enjoined or prohibited by a court of competent jurisdiction, DAFC shall, at its sole option, within thirty (30) calendar days of such injunction or prohibition, either: (iv) procure for Licensee the right to continue using the Licensed Product free of any liability for infringement; (v) replace or modify the Licensed Product with a non-infringing product of equivalent functionality; or (vi) in the event DAFC is unable, after exercising its best efforts to Implement one of the options set forth in subsection (iv) or (v) above, accept return of the Licensed Product and refund to Licensee a prorated amount equal to the fees actually paid by Licensee to DAFC for use of the Licensed Product for that number of days of the calendar month during which Licensee's use of the licensed Product was enjoined or prohibited by a court of competent jurisdiction. DAFC shall have no obligation to indemnify, defend or hold Licensee harmless hereunder in the event of any such claim, suit or proceeding arises from: (vii) changes or modifications to the Licensed Product not authorized, in writing, by DAFC; (viii) the combination of the Licensed Product with any software, hardware or other product not authorized, in writing, by DAFC; (ix) use of the Licensed Product not in accordance with the Licensed Product's user documentation; or (x) use of a superseded or altered release or version of the Licensed Product if the infringement would have been avoided by use of the current unaltered release or version of the Licensed Product. This Section shall survive any termination or expiration and non-renewal of this Agreement. THE RIGHTS AND OBLIGATIONS SET FORTH IN THIS SECTION 11(b) ARE DAFC'S SOLE LIABILITY AND OBLIGATION AND LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIM, SUIT OR PROCEEDING WITH RESPECT TO INFRINGEMENT.

12. CONFIDENTIALITY

(a) General. Licensee acknowledges and agrees that the Licensed Product constitutes and incorporates confidential and proprietary information developed or acquired by, or licensed to, DAFC or the Sources. Licensee shall take all reasonable precautions necessary to safeguard the confidentiality of the Licensed Product, including at a minimum, those taken by Licensee to protect Licensee's own confidential information which, in no event, shall be less than a reasonable standard of care. Licensee shall not allow the removal, eradication, or defacement of any confidentiality or proprietary notice placed on the Licensed Product of the DAFC Network. The placement of copyright notices on these items shall not constitute publication or otherwise impair their confidential nature. Licensee shall maintain the confidentiality of the DAFC and the Sources' proprietary and confidential information for the term of this Agreement and for five (5) years after the termination or expiration and non-renewal of this Agreement for any reason, and with respect to trade secrets, until such time as each such trade secret ceases to be a trade secret.

(b) Disclosure. Licensee shall not disclose, in whole or in part, the Licensed Product or other information that has been designated as confidential by DAFC to any individual or entity, except for use in acceptance with this Agreement or to Licensee's Authorized Users for use in accordance with this agreement or as otherwise required by any applicable law or the Regulatory Authorizes. Licensee acknowledges that any unauthorized use or disclosure of the Licensed Product or any portion thereof may cause irreparable damage to DAFC and/or the Sources. If an unauthorized use or disclosure occurs, Licensee shall immediately notify DAFC and, at Licensee's expense, shall take all steps necessary to recover the Licensed Product and prevent subsequent unauthorized use or dissemination. If requested by any Regulatory Authorities or the Sources, DAFC may provide information and data to Regulatory Authorities or Sources with respect to Licensee and any Authorized Users. To enable DAFC to meets its obligations, Licensee agrees to inform DAFC in writing whenever its usage, including number of Authorized users or their locations, changes.

13. LIMITED WARRANTIES. Each party represents and warrants to the other that it has the right to enter into this Agreement. DAFC warrants that it has the authority to grant Licensee the license to use the Licensed Product and the DAFC Network in accordance with the terms of this Agreement.

14. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 13 ABOVE, THE LICENSED PRODUCT AND THE DAFC NETWORK ARE PROVIDED "AS IS" AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ACCURACY, FUNCTIONALITY, PERFORMANCE OR MERCHANTABILITY, DAFC ITS AFFILIATES, AND THE SOURCES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE. DAFC, ITS AFFILIATES AND THE SOURCES MAKE NO REPRESENTATION, WARRANTY OR COVENANT CONCERNING THE ACCURACY, COMPLETENESS, SEQUENCE, TIMELINESS OR AVAILABILITY OF THE LICENSED PRODUCT, THE DAFC NETWORK, OR ANY OTHER INFORMATION OR THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED PRODUCT OR THE NETWORK. LICENSEE ACCEPTS FULL RESPONSIBILITY FOR ANY INVESTMENT DECISIONS OR STOCK TRANSACTIONS MADE BY LICENSEE AND/OR ITS AUTHORIZED USERS USING THE LICENSED PRODUCT OR THE DAFC NETWORK. NO SALES PERSONNEL, EMPLOYEES, AGENTS OR REPRESENTATIVES OF DAFC, ITS AFFILIATES OR ANY THIRD PARTY ARE AUTHORIZED TO MAKE ANY REPRESENTATION, WARRANTY OR COVENANT ON BEHALF OF DAFC. ACCORDINGLY, ORAL STATEMENTS DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON AND ARE NOT PART OF THIS AGREEMENT. NEITHER DAFC NOR ANY OF ITS AFFILIATES OR THE SOURCES REPRESENT OR WARRANT THAT THE LICENSED PRODUCT OR THE DAFC NETWORK WILL BE UNINTERRUPTED OR ERROR-FREE. LICENSEE EXPRESSLY AGREES THAT USE OF THE LICENSED PRODUCT OR THE DAFC NETWORK IS AT LICENSEE'S SOLE RISK AND THAT DAFC AND ITS AFFILIATES AND THE SOURCES SHALL NOT BE RESPONSIBLE FOR ANY INTERRUPTION OF SERVICE, ERRORS OR DELAYS CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE LICENSED PRODUCT OR THE DAFC NETWORK OR CAUSED BY ANY COMMUNICATIONS SERVICE PROVIDERS. THE SOFTWARE, THE HARDWARE, AND THE APPLICATION SERVICES ARE PROVIDED "AS IS" AND NOT WARRANTIES, EXPRESS OR OTHERWISE, ARE MADE REGARDING THEM. LICENSEE HEREBY AGREES AND ACKNOWLEDGES THAT TH SOFTWARE IS IN A "BETA" TEST PHASE AND AS A RESULT HAS NO TRACK RECORD OR PROVEN ABILITY TO OBTAIN THE INTENDED RESULTS. LICENSOR MAKES NO WARRANTIES AS TO THE PERFORMANCE OR RESULTS OF THE SOFTWARE, THE HARDWARE, OR THE APPLICATION SERVICES. LICENSEE FURTHER ACKNOWLEDGES AND AGREES THAT LICENSOR DOES NOT WARRANT THAT THE SOFTWARE, HARDWARE, OR THE APPLICATION SERVICES WILL DELIVER ORDERS TO THE EXCHANGES, IF APPLICABLE, FULLY OR COMPLETELY ARRANGE OR DISPLAY THE DESIRED OR ACQUIRED DATA, IF APPLICABLE, OR THAT THE DATA THEY RECEIVE, PROVIDE, ARRANGE OR DISPLAY IS TRUE, ACCURATE OR REAL TIME. IN ADDITION, LICENSEE AGREES AND ACKNOWLEDGES THAT THE SOFTWARE'S CALCULATIONS MAY NOT BE CORRECT AND THAT THE SOFTWARE OR HARDWARE MAY FAIL WITHOUT WARNING. LICENSEE HEREBY AGREES AND UNDERSTANDS THAT LICENSOR MAKES NOR WARRANTIES OR GUARANTIES AS TO THE TIMELY OR CORRECT INSTALLATION OF THE SOFTWARE, OR THE HARDWARE OR ANY DOWN TIME THAT THE SOFTWARE OR HARDWARE MAY CAUSE LICENSEE IN ITS BUSINESS, EVEN IF LICENSOR IS ACTUALLY NOTIFIED OF THE POTENTIAL OF SUCH LOSSES. LICENSEE IS A SOPHISTICATED BUSINESSPERSON AND HAS EXERCISED ITS OWN JUDGMENT AND DILIGENCE IN REVIEWING THE SOFTWARE, THE HARDWARE, AND THE APPLICATION SERVICES AND THEIR CAPABILITIES. LICENSEE HAS MADE AN INDEPENDENT JUDGMENT TO ACQUIRE THE SOFTWARE AND THE HARDWARE AFTER ITS OWN REVIEW AND INVESTIGATION WITHOUT REGARD TO ANY WARRANTIES OR REPRESENTATIONS MADE BY LICENSOR. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

15. LIMITATION OF LIABILITY. DAFC'S SOLE LIABILITY AND OBLIGATION AND LICENSEE'S SOLE AND EXCLUSIVE REMEDY SHALL BE: (i) AS TO ANY CLAIM, SUIT OR PROCEEDING BROUGHT AGAINST LICENSEE ALLEGING THAT THE LICENSED PRODUCT OR DAFC NETWORK OR LICENSEE'S USE OF LICENSED PRODUCT OR DAFC NETWORK CONSTITUTES A MISAPPROPRIATION OF, OR INFRINGEMENT UPON, ANY UNITED STATES OF AMERICA PATENT OR COPYRIGHT OF A THIRD PARTY, THE REMEDIES STATED IN SECTION 11(b); AND (ii) IN THE EVENT LICENSEE IS UNABLE TO ACCESS THE LICENSED PRODUCT OR DAFC NETWORK FOR LONGER THAN TWENTY-FOUR (24) CONTINUOUS HOURS SOLELY DUE TO THE ACTS OR OMISSIONS OF DAFC IN BREACH OF THIS AGREEMENT, DAFC SHALL (AT DAFC'S SOLE ELECTION) EITHER: CREDIT SUBSCRIBER AGAINST FUTURE FEES PAYABLE UNDER THIS AGREEMENT IF LICENSEE CONTINUES TO USE THE LICENSED PRODUCT, OR REFUND, A PRORATED AMOUNT EQUAL TO THE FEES ACTUALLY PAID TO DAFC FOR THAT NUMBER OF CALENDAR DAYS OF THE CALENDAR MONTH THAT THE LICENSED PRODUCT COULD NOT BE USED FOR OVER TWENTY-FOUR (24) CONTINUOUS HOURS, UPON LICENSEE'S WRITTEN REQUEST WITHIN TEN (10) CALENDAR DAYS OF THE DATE ON WHICH THE LICENSED PRODUCT COULD FIRST NOT BE USED. DAFC SHALL NOT HAVE ANY LIABILITY IF THE LICENSED PRODUCT CANNOT BE USED FOR LESS THAN TWENTY-FOUR (24) CONTINUOUS HOURS. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION, DAFC, ITS AFFILIATES, AND THE SOURCES SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENDAFC, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, TRADING LOSSES OR LOSS OF OTHER COSTS OR SAVINGS) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT, THE PROVISION, OR LACK OF PROVISION, OF THE LICENSED PRODUCT AND/OR THE DAFC NETWORK OR DISRUPTION OF THE SERVICES, REGARDLESS OF CAUSE OR FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN, UNFORESEEN OR FORESEEABLE, EVEN IF DAFC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE TERMS OF THIS SECTION, OR ANY PART THEREOF, SHALL BE HELD INVALID AND UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, DAFC'S TODAFC LIABILITY UNDER THE TERMS OF THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE FEES PAID BY LICENSEE TO DAFC FOR THE ONE (1) CALENDAR MONTH IN WHICH SUCH DAMAGES FIRST ACCRUED. THIS SECTION SHALL NOT RELIEVE DAFC FROM LIABILITY FOR DAMAGES THAT RESULT FROM ITS OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT. THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

16. TERMINATION; SURVIVAL. Licensee, on behalf of Licensee and all Authorized Users, may terminate this Agreement, without right to refund, by notifying DAFC of such termination. In the event Licensee or any Authorized User breach any term or condition hereof, DAFC shall have the right, in addition to any other remedies available under this Agreement, at law or in equity, to suspend access to the Licensed Product and/or the DAFC Network and/or to terminate this Agreement, upon notice (except as provided in Section 18) and without liability of any kind of DAFC to License to any Authorized User or to any person or entity claiming by or through or on behalf of Licensee, with respect to such termination or supervision. This Agreement shall terminate automatically in the event Licensee becomes insolvent or enters into bankruptcy, suspension of payments, moratorium, reorganization, an assignment for the benefit of creditors or any other proceeding that relates to insolvency or protection of creditor's rights. Upon the termination or expiration and non-renewal of this Agreement for any reason, all rights granted to Licensee hereunder shall cease, and Licensee shall promptly: (a) purge the Licensed Product and terminate access to the DAFC Network from all of Licensee's computer systems, storage media and other files; (b) destroy the Licensed Product and all copies thereof; (c) if requested, provide the DAFC with written statement certifying that Licensee has taken the actions set forth in subsections (a) and (b) above; and (d) pay any and all fees and charges incurred s of the date of termination including, without limitation, the costs of removing any equipment or software, and other components of the DAFC Network from Licensee's premises and for canceling and/or removing the communication lines to DAFC. The provisions of this Section and Sections 4, 5, 6, 8, 10, 11, 12, 14, 15, 17, 22, 23 and 24 shall survive the termination or expiration and non-renewal of this Agreement.

17. EQUITABLE RELIEF. Licensee acknowledges and agrees that any breach of its obligations under this Agreement with respect to the Licensed Product, DAFC Network and the other proprietary rights and confidential information of DAFC of the Sources will cause irreparable injury to DAFC and/or the Sources, as applicable, for which there are adequate remedies at law and, therefore DAFC and/or the Sources shall be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

18. COMPLIANCE WITH LAWS. Licensee and Licensee's use of the Licensed Product and the DAFC Network shall comply with all applicable federal, state and local laws, rules and regulations, and exchange rules, regulation and contract terms. Licensee represents and warrants that Licensee shall not engage in, nor is currently engaged in, the operation of any unlawful transactions and/or business. Licensee shall not use, or shall Licensee permit any third party to use, Licensed Product and/or the DAFC Network at any time with or without notice and without incurring any liability or obligation in connection therewith.

19. RELATIONSHIP BETWEEN THE PARTIES. This relationship between Licensee and DAFC is that of independent contractors and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint ventures, or agents of the other.

20. FORCE MAJEURE. Neither party shall have any liability for any failure or delay in performing any obligation under this Agreement (other than payments to DAFC) due to circumstances beyond its reasonable control including, but not limited to, acts of God, or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications line, satellite or network failures.

21. ASSIGNMENT. Licensee shall not assign, delegate or otherwise transfer this Agreement or any of its right or obligations hereunder, in whole or in part, without DAFC's prior written consent.

22. GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement, made and entered into in Dallas, Texas, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws provisions of the State of Texas which would refer to and apply the substantive laws of another jurisdiction). Any suit or proceeding relating to this Agreement, including arbitration proceedings, shall be brought in the courts, state and federal, located in Dallas, Dallas County, Texas. LICENSEE HEREBY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS, STATE AND FEDERAL, LOCATED IN DALLAS, DALLAS COUNTY, TEXAS.

23. PAYMENT OF LEGAL COSTS AND FEES. In the event any legal action is taken by either party to enforce the terms of this Agreement, the non-prevailing party shall pay all related court costs and expense including, without limitation, disbursements and reasonable attorney's fees of the prevailing party.

24. MISCELLANEOUS. All notices or approvals required or permitted under this Agreement must be given in writing and sent by mail to the addresses set forth in this Agreement below. Licensee shall give prompt written notice to DAFC of any change of the name, nature or address of Licensee's business. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a party hereof or affect in any way the meaning or interpretation of this Agreement. Any waiver or modification of this Agreement shall not be effective unless executed in writing and signed by an authorized representative of DAFC and Licensee. The failure of either party to enforce, or the delay by either party in forcing, any of its rights under this Agreement shall not be deemed to be a waiver or modification by the parties of any of their rights under this Agreement. If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, in whole or in part, such holding shall not affect the validity of the other provisions of this Agreement, unless DAFC in good faith deems the unenforceable provision to be essential, in which case DAFC may terminate this Agreement effective immediately upon notice to Licensee. The recitals appearing at the beginning of this Agreement are incorporated into its terms and conditions in full by this reference thereto. This Agreement, together with all of the Exhibits, Schedules, Attachments and Addenda hereto, and incorporated into this Agreement in full by this reference, constitutes the complete and entire agreement between the parties and supersedes any prior agreements or understandings between the parties with respect to its subject matter. Licensee represents that the signatory below is authorized to act in behalf of the named Licensee.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date first written above.

SE GLOBAL EQUITIES INC.
Licensee

By: /s/ signed
(Authorized Signature)
Title: President & CEO

DAFC

By: /s/ signed
(Authorized Signature)
Title: President, CEO

SCHEDULE A

I. Term

This Agreement shall have a "Minimum Term" of one (1) year from the "Effective Date" of this Agreement. Any changes/modifications as described in this agreement shall require thirty-day (30) notice.

This Agreement is eligible for a second term, of one (1) year, as long as Distributor maintains a minimum of five hundred (500) software users per month during the second term. Additionally, this Agreement is eligible for a third term, of one (1) year, as long as Distributor maintains a minimum of one thousand (1000) software users per month during the third term. If at anytime during term two and/or three the minimum number of software users are not met, this agreement will automatically revert back to a month-to-month term. DAFC and Distributor must agree to any changes of the Software and Order Routing Fees prior to thirty-days (30) of any additional terms commencing.

II. Order Destinations

For direct electronic message routing to any or all of the order destinations listed below, select which destination(s) are desired by checking the applicable box.
ORDER DESTINATION	CHECK IF APPLICABLE	ROUTING FEE
Island		Billed direct from source
ISI		Billed direct from source
ARCA		Billed direct from source

Licensee is solely responsible for obtaining, executing and submitting all forms and agreements required by each order destination. Licensee must provide DAFC with proof of authorization from each destination prior to set up of direct electronic message routing services.

III. Order Routing Fees

Order Routing Fees per executed Order: All trades $1.50 (does not apply to Demo trades)

Monthly Minimum Fee: $5,000.00 per license (Private Label Only) (waived for first month)

Licensee may designate Allen Douglas Direct, on its behalf, to remit all Order Routing Fees to DAFC.

IV. Software Fee

Software fee per user: $150.00 (Demo fees $75.00 per user up to 100 users)

Software Fee does not include exchange fees or additional fees by Sources.

Monthly Minimum Fee: $5,000.00 per license (waived for first month)

V. Territory

World Wide

VI. Miscellaneous

The parties to this Agreement have at the same time entered into a Distribution Agreement. If at anytime the Distribution Agreement is no longer in effect, then in that event, this Agreement shall terminate subject to any continuing rights or remedies available to either party.